UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    October 28, 2004

Bay View Capital Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14879	94-3078031

(Commission File Number)	(IRS Employer Identification No.)

1840 Gateway Drive, San Mateo, CA	94404

(Address of Principal Executive Offices)	(Zip Code)

(650) 312-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Section 5 – Corporate Governance and Management

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On October 28, 2004, the Board of Directors of Bay View Capital Corporation (the “Company”) increased the size of the Board of Directors from six to seven persons. The Board further appointed Frederick W. Dreher as a director to fill the vacant seat on the Board of Directors created by the increase in the size of the Board of Directors. Mr. Dreher was appointed to the class of directors whose term will expire at the Company’s 2005 annual meeting of stockholders. There are no arrangements between Mr. Dreher and any other person pursuant to which Mr. Dreher was selected as a director. It is anticipated that Mr. Dreher will serve as a member of the Nominating/Corporate Governance Committee. Mr. Dreher is a partner in the law firm of Duane Morris LLP, which provides certain legal representation to Bay View Capital Corporation and its subsidiaries and represents other clients with whom certain of the Company’s directors are affiliated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY VIEW CAPITAL CORPORATION
Date: November 1, 2004	By:	/s/ John Okubo Name: John Okubo Title: Executive Vice President, CFO

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